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                                                                     EXHIBIT 5.1




                          [Latham & Watkins Letterhead]




                                October 26, 1999




Sunrise Medical, Inc.
2382 Faraday Avenue, Suite 200
Carlsbad, CA 92008

         Re:      $25,000,000 AGGREGATE OFFERING
                  PRICE OF SECURITIES OF SUNRISE MEDICAL, INC.

Ladies and Gentlemen:

         In connection with the registration statement on Form S-3 filed on October 26, 1999 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

         You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by Sunrise Medical, Inc., a Delaware corporation (the "Company"), of up to $25,000,000 aggregate offering price of (i) one or more series of debt securities (the "Debt Securities"), (ii) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), (iii) shares of common stock, par value $1.00 per share (the "Common Stock") and (iv) subscription rights to purchase Common Stock ("Subscription Rights"). The Debt Securities, Preferred Stock, Common Stock and Subscription Rights are collectively referred to herein as the "Securities." Any Debt Securities may be exchangeable for or convertible into shares of Common Stock or Preferred Stock. The Preferred Stock may also be exchangeable for or convertible into shares of Common Stock. The Debt Securities will be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the "Indentures"), in each case between the Company and a trustee (each, a "Trustee").

         In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

         We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

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         We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and with respect to the opinion set forth in paragraph 1 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

         1. When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether or not imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         2. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing, among other things, the issuance and sale of authorized but unissued shares of Common Stock, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

         3. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, authorizing, among other things, the issuance and sale of that series of authorized but unissued shares of Preferred Stock, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into another series of Preferred Stock and (ii) upon the exchange or conversion of Debt Securities that are exchangeable for or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

         4. When (a) the specific terms of a Subscription Right have been duly established and a certificate bearing such terms (the "Subscription Right Certificate") has been duly executed and delivered by or on behalf of the Company as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Subscription Right as set forth in the Subscription Right Certificate are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Subscription Right as set forth in the Subscription Right Certificate does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Subscription Right as set forth in the Subscription Right Certificate complies with all requirements and restrictions, if any, applicable to the Company,

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whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (f) assuming that the Subscription Right is then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Subscription Rights will be validly issued.

         The opinion set forth in paragraph 1 above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         To the extent the obligations of the Company under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

         To the extent that the obligations of the Company under a Subscription Right may be dependent upon such matters, we assume for purposes of this opinion that the Company has been duly organized and is validly existing under applicable state law, and has the corporate power and authority to issue and sell the Subscription Rights; that the applicable Subscription Right has been duly authorized by all necessary corporate action by the Company, that the applicable Subscription Right Certificates have been duly executed and delivered by the Company and constitute the legally valid, binding and enforceable obligations of the Company enforceable against the Company in accordance with their terms.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                                     Very truly yours,

                                                     /s/ Latham & Watkins